API DEVELOPMENT AGREEMENT

This API Development Agreement (“Agreement”) is made and entered into February 17, 2026, by and between:

Developer: Videval Pro
Address: 120 Newkirk Rd, unit 34, Richmond Hill, ON, L4C9S7

Client: Bravalo Corporation
Address: 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801

Individually referred to as “Party”, collectively “Parties”.

1. SCOPE OF WORK

1.1. The Developer agrees to design, develop, and deliver a custom Application Programming Interface (API) (hereinafter referred to as the “API”) in accordance with the specifications set forth in Exhibit A – Project Scope, Schedule, and Cost Estimate attached hereto and incorporated herein by reference.

1.2. The API includes, but is not limited to:

-	API architecture and database structure
-	AI-assisted modules and recommendation logic
-	integration endpoints
-	frontend interface components (where applicable)
-	testing, debugging, and optimization
-	deployment and initial support

1.3. The Client agrees to provide all necessary technical information, access credentials, documentation, and cooperation required for the successful development and deployment of the API.

2. PROJECT TIMELINE

2.1. The development period for the API shall commence on February 17, 2026 and shall be completed on or before April 24, 2026.

2.2. The timeline for each phase of the project is as follows:

Phase	Timeline	Description of Work
1. Planning & Architecture	Feb 17 – Feb 24, 2026	Requirements analysis; API and database architecture design; technical documentation and integration diagrams
2. AI Module Development	Feb 25 – Mar 12, 2026	Data preparation and preprocessing; headline generation model development; model testing and optimization
3. UX/UI Design & Frontend	Mar 13 – Mar 25, 2026	UX prototyping; UI design; frontend development and responsive layout
4. API Integration & Functional Development	Mar 26 – Apr 7, 2026	API endpoint development; recommendations integration; functional testing and debugging
5. Testing & Optimization	Apr 8 – Apr 17, 2026	Unit and functional testing; performance optimization; bug fixing
6. Deployment & Initial Support	Apr 18 – Apr 24, 2026	Production deployment; monitoring and logging setup; initial post-launch support

2.3. Acceptance and Test Period:

The API will be delivered to the Client on April 24, 2026.

A five (5) business day test period will follow, during which the Client may provide written notice of any defects or non-conformities.

If no written notice is received within this period, the API shall be deemed accepted by the Client.

 3. FEES AND PAYMENT TERMS

3.1. The total fee for the services under this Agreement shall be $30,625 as detailed in Exhibit A – Project Scope, Schedule, and Cost Estimate.

3.2. Payment Schedule

The total project fee of $30,625 USD shall be paid according to the completion of each development phase as specified in Exhibit A – Project Scope, Schedule, and Cost Estimate. Payments shall be due within thirty (30) days after completion of each respective phase, as outlined below:

Phase	Amount	Phase Completion Date	Payment Due Date
1. Planning & Architecture	$4,750	February 24, 2026	March 23, 2026
2. AI Module Development	$9,000	March 12, 2026	April 11, 2026
3. UX/UI Design & Frontend	$6,125	March 25, 2026	April 24, 2026
4. API Integration & Functional Development	$4,675	April 7, 2026	May 7, 2026
5. Testing & Optimization	$3,675	April 17, 2026	May 17, 2026
6. Deployment & Initial Support	$2,400	April 24, 2026	May 24, 2026

3.3. Payments shall be made via bank transfer to the Developer’s designated account.

4. OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

4.1. Upon completion of the project on April 24, 2026, all intellectual property rights in the developed API, including source code, architecture, documentation, and related deliverables, shall transfer to the Client regardless of the status of any payments.

4.2. The Developer retains the right to use general programming techniques, know-how, and non-confidential elements of the work for other projects.

4.3. The Developer represents that the work delivered under this Agreement does not knowingly infringe upon the intellectual property rights of any third party.

5. WARRANTIES AND LIABILITY

5.1. The Developer warrants that the API will function substantially in accordance with the specifications outlined in Exhibit A at the time of delivery.

5.2. The Developer shall not be liable for any damages resulting from:

-	modifications made by the Client or third parties,
-	misuse of the API,
-	external integrations beyond the Developer’s control.

5.3. In no event shall the Developer’s total liability exceed the total amount paid under this Agreement.

6. CONFIDENTIALITY

6.1. Both Parties agree to keep confidential any proprietary information disclosed during the project, except as required by law or as necessary to perform the obligations under this Agreement.

7. AMENDMENTS

7.1. Any amendments or modifications to this Agreement shall be made in writing and signed by both Parties.

8. TERMINATION

8.1. Either Party may terminate this Agreement upon ten (10) days written notice to the other Party.

8.2. Either Party may terminate this Agreement immediately if the other Party materially breaches this Agreement and fails to cure such breach within ten (10) days after receiving written notice.

8.3. Upon termination, the Client shall pay the Developer for all services performed up to the date of termination, in accordance with the rates and costs set forth in Exhibit A.

8.4. The provisions regarding confidentiality, intellectual property, and payment obligations shall survive termination of this Agreement.

9. GOVERNING LAW

9.1 This Agreement shall be governed by the laws of: Wyoming, unless otherwise agreed.

10. ENTIRE AGREEMENT

10.1. This Agreement, together with Exhibit A, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and communications, whether written or oral.

11. SIGNATURES

Developer: Videval Pro	Client: Bravalo Corporation
Signature: /s/ Videval Pro Date: February 17, 2026	Signature: /s/ Bravalo Corporation Date: February 17, 2026

Exhibit A – Project Scope, Schedule, and Cost Estimate

Development Stage	Tasks	Hours	Rate ($/hr)	Cost ($)
Planning & Architecture	Requirements analysis	20	75	1500
	AI module & DB architecture design	25	85	2125
	Technical documentation & integration diagrams	15	75	1125
	Subtotal			4750
AI Module Development	Data preparation & preprocessing	30	85	2550
	Headline generation model development	50	95	4750
	Model testing & optimization	20	85	1700
	Subtotal			9000
UX/UI Design & Frontend	UX prototyping	20	80	1600
	UI design	25	85	2125
	Frontend development & responsive layout	30	80	2400
	Subtotal			6125
API Integration & Functionality	API development	20	85	1700
	Recommendations integration	15	85	1275
	Functional testing & debugging	20	85	1700
	Subtotal			4675
Testing & Optimization	Unit & functional testing	15	80	1200
	Performance optimization	15	85	1275
	Bug fixing	15	80	1200
	Subtotal			3675
Deployment & Support	Production deployment	10	80	800
	Monitoring & logging setup	10	80	800
	Initial post-launch support	10	80	800
	Subtotal			2400
TOTAL				$30625

Developer: Videval Pro	Client: Bravalo Corporation
Signature: /s/ Videval Pro Date: February 17, 2026	Signature: /s/ Bravalo Corporation Date: February 17, 2026